Exhibit 99.1

Porter Bancorp, Inc. Appoints Two New Board Members

James M. Parsons Joins Porter Bancorp and PBI Bank Boards

Dr. Edmond J. Seifried Joins Porter Bancorp Board

LOUISVILLE, Ky.--(BUSINESS WIRE)--September 23, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, Inc., today announced the addition of new members to its board of directors. James M. Parsons was appointed as a board member of Porter Bancorp and PBI Bank, and Dr. Edmond J. Seifried was appointed as a board member of Porter Bancorp.

Mr. Parsons is CFO of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, Ky. that has operations in Kentucky and Tennessee. He previously served as President and CEO of ONB Insurance Group and has held various board positions for a variety of companies and charitable organizations, including serving as an advisory board member for two community banks. He is a CPA and has degrees in business administration and accounting from West Virginia University.

Dr. Seifried is Co-Chairman of Seifried & Brew, LLC, a community bank education center. He is also the Executive Director of the Sheshunoff Affiliation Program, which provides education and idea exchanges for community bank executives. Dr. Seifried is also Professor Emeritus of Economics and Business at Lafayette College in Easton, Pa. He has taught at numerous banking schools, regularly speaks at banking events, and has prior experience as a community bank director. He is a co-author of the book “The Art of Strategic Planning in Community Banks.” Dr. Seifried has a doctorate degree in economics and business from West Virginia University.

“We welcome Mr. Parsons and Dr. Seifried to the boards of Porter Bancorp and PBI Bank,” said John T. Taylor, Porter Bancorp President and CEO. “Their skill sets and experience in finance and banking will be important additions to our team. We are very fortunate to have their counsel as we position PBI Bank to grow and build shareholder value in the future.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer